Exhibit 99.1

AUXILIUM PHARMACEUTICALS PRESENTED NEW ANALYSES OF

XIAFLEX® PEYRONIE’S DISEASE DATA AT SMSNA SCIENTIFIC MEETING

- Six abstracts presented throughout meeting -

CHESTERBROOK, Pa., November 25, 2013 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, has announced that new and updated data were presented from its IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials, the Phase 3 studies that assessed XIAFLEX (collagenase clostridium histolyticum or CCH) for the potential treatment of Peyronie’s disease (PD).  The data were presented at the Sexual Medicine Society of North America (SMSNA) 19th Annual Fall Scientific Meeting held November 21-24, 2013 in New Orleans, LA.

The Company’s supplemental Biologics License Application (sBLA) for XIAFLEX, for the treatment of PD is currently under review at the Food and Drug Administration (FDA).  The Prescription Drug User Fee Act (PDUFA) review date is December 6, 2013.

“We are pleased to share these results with the medical community and remain dedicated to an ongoing examination of XIAFLEX for the potential treatment of Peyronie’s disease,” said Dr. James Tursi, Chief Medical Officer of Auxilium.

Highlights of the data presented related to the use of XIAFLEX in PD include:

•                  An open-label baseline analysis from IMPRESS 3 showed a mean penile curvature deformity (PCD) of 53.0 degrees and a mean PD symptom bother score of 7.3.  In this study, both co-primary endpoints of change in PCD and PD symptom bother were met with statistical significance compared to baseline.  The mean percent change in PCD was 34.4 percent and the mean change in PD symptom bother score was 3.3 from baseline.

•                  An additional poster examined different subgroups of men treated with XIAFLEX based on their prior PD treatment, erectile dysfunction scores and prostatectomy history.  The clinical outcomes related to PCD and PD bother did not vary among these subgroups.

•                  A third presentation of the Phase 3 data compared adverse events related to XIAFLEX injections among men with a curvature greater than or equal to 30 degrees versus lesser than 30 degrees, and concluded that there was no clinically meaningful difference.

PD can result in varying degrees of penile curvature deformity and disease bother, encompassing concern about erection pain, erection appearance and the impact of PD on intercourse and on frequency of intercourse.  PD involves the development of collagen plaque, or scar tissue, on the shaft of the penis that may harden and reduce flexibility, thus occasionally causing pain and a curvature deformity of the penis during erection.(i) PD is a heterogeneous disease with an initial inflammatory component. This inflammatory phase is poorly understood with a somewhat variable disease course and occasional spontaneous resolutions of not greater than 13%(ii). After approximately 12 months of disease, the disease is reported to often develop into a more chronic, stable phase(ii). The reported incidence of PD is between 3% and 9%(iii), however the disease is thought to be underdiagnosed and undertreated(1). Based on U.S. historical medical claims data, it is estimated that between 65,000 and 120,000 PD patients are diagnosed every year, but only 5,000 to 6,500 PD patients are treated with injectables or surgery annually(iv).

“Auxilium remains committed to addressing the unique and unmet health needs of men, and we continue to uncover new information that we believe supports our sBLA for XIAFLEX for the treatment of Peyronie’s disease,” said Adrian Adams, Chief Executive Officer and President of Auxilium.  “We believe that, if approved by the FDA for the treatment of Peyronie’s disease, XIAFLEX has the clinical profile to become an important option in a therapeutic area that currently has limited treatment options.  We continue to work with the FDA as the agency reviews our sBLA.”

The six Peyronie’s disease abstracts were presented at the SMSNA meeting on Saturday, November 23 in New Orleans, LA. Additional details about the presentations and the meeting can be found at http://www.smsna.org/site/index.php/meetings.

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum or CCH) is made up of two enzymes (AUX I and AUX II) that are thought to work together to break down collagen.  XIAFLEX is approved in the U.S., EU, Canada, and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord.  A sBLA for XIAFLEX for the treatment of Peyronie’s disease (PD) has been submitted to the FDA.  Additionally, CCH is currently being studied in clinical trials in the following collagen-related conditions: frozen shoulder syndrome (Phase 2), cellulite (Phase 2), and lipoma (Phase 2).  XIAFLEX has been granted orphan status in the U.S. by the FDA for both DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing products to predominantly specialist audiences.  Auxilium markets Testim (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX (collagenase clostridium histolyticum (CCH) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has exclusive marketing rights in the U.S. and Canada for STENDRA™, an oral erectile dysfunction therapy.  Auxilium has three projects in clinical development.  XIAFLEX is currently under regulatory review by the U.S. FDA for the treatment of Peyronie’s disease.  CCH is in Phase 2 of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and Phase 2 of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: the degree to which additional information supports

Auxilium’s sBLA for XIAFLEX for the treatment of PD; Auxilium’s sBLA for XIAFLEX for the treatment of PD; whether XIAFLEX, if approved by the FDA for the treatment of PD will become an important treatment option; progress and timing of development programs and related trials; the efficacy of its product candidates; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words.  Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in Auxilium’s filings with the Securities and Exchange Commission (the “SEC”). While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so.  Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.  There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

James E. Fickenscher / CFO	Nichol Ochsner/ Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com

(i)  L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

(ii) L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

(iii) Ralph D et al. J Sex Med. 2010;7(7):2359-2374.

(iv) SDI and data on file, Auxilium